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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-239498

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value per share	(2)	(2)	$150,000,000(2)	$19,470(2)

(1)
The information in this Calculation of Registration Fee Table (including the footnotes hereto) updates, with respect to the securities distributed hereby, the information set forth in the Calculation of Registration Fee Table included in the Registration Statement on Form S-3 (No. 333-239498) filed by the registrant on June 26, 2020.

(2)
Calculated in accordance with Rule 457(o) and (r) under the Securities Act of 1933, as amended (the "Securities Act").

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 26, 2020)

$150,000,000

Common Stock

        This prospectus supplement relates to the offer and sale of shares of our common stock, par value $0.0001 per share, having an aggregate offering price of up to $150,000,000 (the "Shares"), offered from time to time through our sales agents, JonesTrading Institutional Services LLC ("JonesTrading") and D.A. Davidson & Co. ("D.A. Davidson"), each of which we refer to herein as a sales agent and, collectively, as the sales agents. These sales, if any, will be made under an Amended and Restated Capital on DemandTM Sales Agreement dated June 26, 2020 among us and each of JonesTrading and D.A. Davidson (the "Sales Agreement") under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of $150,000,000.

        The Shares will be offered at market prices prevailing at the time of sale. We will pay JonesTrading and D.A. Davidson a commission of up to 3.0% of the sales price of all Shares sold under the Sales Agreement as our sales agents. The net proceeds, if any, that we receive from the sale of the Shares will depend on the number of Shares actually sold and the offering price for such Shares. Our Shares are traded on The Nasdaq Global Market under the symbol "OSTK." On June 25, 2020, the last reported sale price of our Shares on The Nasdaq Global Market was $26.23 per share. We estimate the offering expenses, other than the sales agents' commission, will be approximately $90,000, including expenses we incurred in connection with sales of our common stock under the Sales Agreement prior to the date of this prospectus supplement. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

        The offering of Shares pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of (i) the sale of all of our common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement as provided therein.

        Sales of our Shares, if any, under this prospectus supplement may be made by any method that is deemed to be an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the "Securities Act"). Neither JonesTrading nor D.A. Davidson is required to sell any specific number or dollar amount of Shares but will act as our sales agents using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agents and us.

        In connection with the sale of the Shares on our behalf, each sales agent will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of each sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to both JonesTrading and D.A. Davidson with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        We are offering and selling the Shares only where offers and sales are permitted. The distribution of this document and the sale of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States must observe any applicable restrictions. This is not an offer to sell, or a solicitation of an offer to buy, any securities anywhere it would be unlawful for us to make such an offer or solicitation.

        Investing in our Shares involves a high degree of risk. You should carefully consider the information under the heading "Risk Factors" beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before buying our Shares.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

JonesTrading	D.A. Davidson & Co.

The date of this prospectus supplement is June 26, 2020

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. If there is any inconsistency between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or information incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement, which supersedes any such inconsistent information in the accompanying prospectus and the documents incorporated therein. You should read carefully this prospectus supplement, the accompanying prospectus, and the additional information described below and in the accompanying prospectus under the headings "Where You Can Find More Information" and "Information Incorporated by Reference."

        This prospectus supplement is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. This prospectus supplement does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the shares of our common stock, you should refer to the registration statement, including its exhibits.

        We have provided you only the information contained in this prospectus supplement, the accompanying prospectus, and the documents we have incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. We do not take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement shall not constitute an offer to sell or a solicitation of an offer to buy the Shares in any jurisdiction in which it is unlawful to make such an offering or solicitation.

        You should read the entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither the delivery of this prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein is correct as of any date subsequent to the date hereof. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any document incorporated by reference in either of them is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus supplement or the time of any sale or distribution of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

        As used in this prospectus supplement, "we," "us," "Overstock," "Overstock.com," "our," "our company" and "the Company" refer to Overstock.com, Inc., a Delaware corporation, and do not include its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the information incorporated by reference in this prospectus supplement and in the accompanying prospectus contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate," "may," "will," and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement and the documents incorporated by reference herein and in the accompanying prospectus and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and

S-ii

assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled "Risk Factors" beginning on page S-3 of this prospectus supplement.

        This prospectus supplement and the information incorporated by reference in this prospectus supplement and in the accompanying prospectus also contain statements that are based on management's current expectations and beliefs, including estimates and projections about the Company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that may cause actual results to vary materially from those projected in the forward-looking statements.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

S-iii

ABOUT OVERSTOCK.COM, INC.

        We are an online retailer and advancer of blockchain technology. Through our online retail business, we offer a broad range of price-competitive products, including furniture, home decor, bedding and bath, and housewares, among other products. We sell our products and services through our Internet websites located at www.overstock.com, www.o.co and www.o.biz (referred to collectively as the "Website"). We have included our Website addresses only as inactive textual references and do not intend them to be an active link to our Website or incorporate information from our Website into this prospectus supplement.

        In late 2014, we began working on initiatives to develop and advance blockchain technology. Those initiatives are housed within Medici Ventures, Inc., a Delaware corporation and our wholly owned subsidiary. We are also pursuing initiatives to develop and commercialize financial applications of blockchain technologies through tZERO Group, Inc., a Delaware corporation ("tZERO") and our indirectly-held, majority-owned subsidiary.

        We were reincorporated in Delaware in 2002. Our principal executive offices are located at, and our mailing address is, 799 W. Coliseum Way, Midvale, UT 84047, and our telephone number is (801) 947-3100.

        Our Common Stock trades on The Nasdaq Global Market under the symbol "OSTK".

        O®, Overstock.com®, O.com®, Club O®, Main Street Revolution®, and Worldstock® are registered trademarks and service marks of Overstock.com, Inc., and tZERO and tZERO.com are trademarks and service marks of tZERO. Any third party trademarks, service marks, brand names, and trade names referred to in this prospectus and any documents incorporated by reference into the accompanying prospectus are the property of their respective owners and any use thereof in this prospectus does not imply any affiliation with or endorsement of or by such third parties. Solely for convenience, trademarks, service marks, brand names, and trade names referred to in this prospectus supplement may appear with or without the ® or TM symbols, but use (or omission) of such symbols are not intended to limit in any way our rights in and to these trademarks, service marks, brand names, and trade names.

 THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $150,000,000.
Shares to be outstanding immediately after this offering:

Assuming the sale of all shares of our common stock offered hereby at an assumed offering price of $26.23 per share, which was the last reported sale price of our shares on The Nasdaq Global Market on June 25, 2020, we would have had 46,097,970 shares of common stock outstanding.(1)

Manner of offering:	"At the market offering" that may be made from time to time through our sales agents, JonesTrading and D.A. Davidson. See "Plan of Distribution" beginning on page S-9 of this prospectus supplement.
Sales Agents:	JonesTrading Institutional Services LLC and D.A. Davidson & Co.
Use of proceeds:

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including, without limitation, to fund our e-commerce branding and marketing, invest in our technology platforms and in additional distribution facilities, and to pursue our tZERO and Medici business initiatives, including, without limitation, the development and advancement of blockchain technology and financial applications of blockchain technology. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. See "Use of Proceeds" on page S-4 of this prospectus supplement.

Risk factors:

Investing in our common stock involves significant risks. See "Risk Factors" on page S-3 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Global Market symbol:	"OSTK"

(1)
The number of shares of our common stock that would be outstanding after this offering, assuming the sale of all shares of our common stock offered hereby at an assumed offering price of $26.23 per share, and assuming no other changes to the number of shares outstanding, is based on 40,379,327 shares of common stock outstanding as of June 25, 2020. It excludes, as of such date, approximately 741,441 shares of our common stock that may be issued upon the vesting of outstanding RSUs as well as approximately 1,925,740 shares of our common stock that remain available for future equity grants under our equity incentive plan. It excludes 4,203,576 shares of our Digital Voting Series A-1 Preferred Stock and 356,713 shares of our Voting Series B Preferred Stock, all of which were outstanding as of the date of this prospectus supplement and vote with our common stock and are entitled to participate in dividends and other distributions on substantially the same basis as our common stock, and which have certain preferences over our common stock.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the section captioned "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our most recent Annual Report on Form 10-K, all of our subsequent Quarterly Reports on Form 10-Q, and other filings we make with the SEC from time to time, all of which are incorporated by reference in the accompanying prospectus. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to This Offering

If you purchase shares of common stock in this offering, you may suffer immediate dilution of your investment.

        The shares sold in this offering, if any, will be sold from time to time at various prices. However, the offering price of our common stock from time to time is expected to be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering.

You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may be substantially different from the prices at which we may sell shares from time to time in this offering. We may sell shares or other securities in any other offering at prices per share that are less than some or all of the prices per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price or prices per share at which we may sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the prices per share paid by investors in this offering.

We have broad discretion over the use of our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, and may not use them effectively.

        Our management has broad discretion to use our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use to fund operations, we may invest our cash, cash equivalents and marketable securities in a manner that does not produce income or that loses value.

Future sales of our common or preferred stock may depress our stock price.

        Sales of a substantial number of shares of our common stock or our preferred stock, or the perception that these sales may occur (including the shares of common stock in this offering), in the public market or otherwise, by us or by a significant stockholder, could depress the trading price of our common or preferred stock and impair our ability to raise capital through the sale of additional equity securities.

        In addition, we may issue additional shares of our common or preferred stock from time to time in the future in amounts that may be significant. The sale of substantial amounts of our common or preferred stock, or the perception that these sales may occur, could adversely affect the trading prices of either or both of these securities.

 USE OF PROCEEDS

        We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $150,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, because we may make sales in this offering from time to time over a lengthy period of time, developments in our business and in our business objectives may occur and may affect our allocation of net proceeds of the offering from time to time.

        We intend to use the net proceeds from this offering for working capital and general corporate purposes, including, without limitation, to fund our e-commerce branding and marketing, invest in our technology platforms and in additional distribution facilities, and to pursue our tZERO and Medici business initiatives, including, without limitation, the development and advancement of blockchain technology and financial applications of blockchain technology. Pending our use of the net proceeds, we intend to hold them in demand deposit bank accounts, U.S. Treasuries or other short term cash equivalents.

DIVIDEND POLICY

        Three times in the past, in calendar years 2017, 2018 and 2019, our board of directors has declared and paid a $0.16 annual cash dividend on our shares of our then-outstanding preferred stock. We may continue to pay dividends on our shares of preferred stock in the future. With the exception of the recently distributed stock dividend of shares of our Digital Voting Series A-1 Preferred Stock, par value $0.0001 per share (the "Series A-1 Preferred") to holders of our capital stock, we have not declared or paid any cash or stock dividends on our shares of common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare and pay dividends on our common stock will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board of directors deems relevant.

DESCRIPTION OF CAPITAL STOCK

        The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus supplement forms a part.

General

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. Under our amended and restated certificate of incorporation, our board of directors is authorized to issue such preferred stock in one or more series, with such voting powers, full or limited or none, designations, preferences and relative, participating, optional and other or special rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. As of the date hereof, all 5,000,000 authorized shares of preferred stock have been so designated, with 4,630,000 shares having been designated as Digital Voting Series A-1 Preferred Stock (the "Series A-1 Preferred") and 370,000 shares having been designated as Voting Series B Preferred Stock (the "Series B Preferred" and together with the Series A-1 Preferred, collectively, the "Preferred Stock"). Accordingly, the approval of both our board of directors and our stockholders would be required in order to amend our amended and restated certificate of incorporation to increase the number of authorized shares of preferred stock and to designate and/or issue one or more additional series of preferred stock in the future. Our board of directors may cause us to issue additional shares of our authorized but unissued shares of common stock, except as required by the listing standards of the Nasdaq Global Market.

        The following is a summary of the material provisions of our common stock and preferred stock provided for in our amended and restated certificate of incorporation and amended and restated bylaws, each as amended to date. For additional detail about our capital stock, please refer to our amended and restated certificate of incorporation and amended and restated bylaws, including our amended and restated certificates of designations of our Series A-1 Preferred and of our Series B Preferred (the "Series A-1 Certificate of Designation" and the "Series B Certificate of Designation," respectively).

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Our amended and restated certificate of incorporation prohibits cumulative voting. The election of directors shall be decided by a plurality vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. With respect to matters other than the election of directors, if a quorum is present, the affirmative vote of a majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by law, by our amended and restated certificate of incorporation or by our amended and restated bylaws. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Our amended and restated certificate of incorporation prohibits stockholders from taking action by written consent in lieu of a meeting.

        Subject to any preferential rights of holders of any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably any dividends or other distributions that may be declared from time to time by the board of directors out of funds legally available therefor. We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings for future growth and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board of directors deems relevant. In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our assets remaining after the payment of liabilities, subject to prior distribution rights of holders of any shares of preferred stock then outstanding.

        Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and the shares of our common stock offered under this prospectus supplement will be fully paid and non-assessable when issued. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of our outstanding preferred stock and, subject to the receipt of stockholder approval described below, of any series of preferred stock that we may designate and/or issue in the future.

        As of June 25, 2020, 40,379,327 shares of common stock were outstanding. As of June 25, 2020, we had outstanding restricted stock unit awards covering 741,441 shares of common stock under our 2005 Equity Incentive Plan, and had reserved an additional 1,925,740 shares of common stock for future option and restricted stock unit grants and we had no options outstanding. The restricted stock units generally vest over three-year periods at varying rates and are subject to the holder's continuing service.

Preferred Stock

        All authorized shares of preferred stock have been designated to either Series A-1 Preferred or Series B Preferred. For a description of our preferred stock, please refer to our amended and restated certificate of incorporation, including our Series A-1 Certificate of Designation and Series B Certificate of Designation, and amended and restated bylaws, each of which has been filed with the SEC as an exhibit to our registration statement, of which this prospectus supplement forms a part. Stockholder approval to amend our amended and restated certificate of incorporation would be required to increase the number of authorized shares of preferred stock, and to designate and/or issue one or more additional series of preferred stock in the future. If approved, the effects of issuing preferred stock could include one or more of the following:

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  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

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  impairing the liquidation rights of the common stock; or

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  delaying or preventing changes in control or management of our company.

Anti-Takeover Effects of Certain Provisions of Delaware Law

        Provisions of Delaware law and of our amended and restated certificate of incorporation and amended and restated bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unsolicited proposal would outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unsolicited proposal could result in terms more favorable to our stockholders.

        We are subject to Section 203 of the General Corporation Law of the State of Delaware (the "DGCL"), an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time the person became an interested stockholder, unless:

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  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines a business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, an "interested stockholder" is a person who owns or, in certain circumstances, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.

        This summary of the provisions of Section 203 of the DGCL does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and the DGCL.

Anti-Takeover Effects of Certain Provisions of Our Charter Documents

        Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions among other things:

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  permit the board of directors to establish the number of directors;

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  provide that only one-third of our board of directors is elected at each of our annual meetings of stockholders (and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors);

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  provide that directors may be removed by the affirmative vote of the holders of the outstanding shares of common stock only for cause;

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  if holders of our capital stock approved additional authorized shares of preferred stock, authorize the issuance of "blank check" preferred stock that our board of directors could use to implement a stockholder rights plan (also known as a "poison pill");

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  provide that any vacancies on the board of directors shall be filled by the remaining directors;

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  prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

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  provide that the board of directors is expressly authorized to make, alter or repeal our amended and restated bylaws;

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  establish advance notice requirements, including specific requirements as to the timing, form and content of a stockholder's notice, for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;

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  provide that special meetings of our stockholders may be called only by the board of directors, the chairman of the board of directors, the chief executive officer, or the president; and

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  provide that stockholders are permitted to amend the amended and restated bylaws only with the approval of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of outstanding capital stock entitled to vote at an election of directors.

        In addition, our amended and restated certificate of incorporation and our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, a state court located within the state of Delaware (or if no such state court shall have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers or other employees pursuant to the DGCL, the amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock, Series A-1 Preferred and Series B Preferred is Computershare Trust Company, N.A.

Listing

        Our common stock is listed on The Nasdaq Global Market under the trading symbol "OSTK."

PLAN OF DISTRIBUTION

        We are party to a sales agreement with JonesTrading and D.A. Davidson, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $150,000,000 through JonesTrading and D.A. Davidson as our sales agents. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on The Nasdaq Global Market or on any other existing trading market for our common stock if authorized by us in writing.

        JonesTrading and D.A. Davidson will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and each sales agent. We will designate the maximum amount of common stock to be sold through the sales agents on a daily basis or otherwise determine such maximum amount together with each such sales agent. Subject to the terms and conditions of the Sales Agreement, each of JonesTrading and D.A. Davidson will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the sales agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Either the sales agents or we may suspend the offering of our common stock being made through such sales agent under the Sales Agreement upon proper notice to the other party. We have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in our sole discretion at any time. JonesTrading and D.A. Davidson each has the right to terminate the Sales Agreement under circumstances specified in the Sales Agreement.

        This offering will commence on the effective date of this prospectus supplement and will terminate upon the earlier of (i) the sale of all of our common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement as provided therein.

        The aggregate compensation payable to the sales agents will be up to 3.0% of the gross sales price of the shares sold through such sales agent pursuant to the Sales Agreement. We have agreed to reimburse each sales agent for its FINRA counsel fee, if any, of up to $10,000. We have also agreed to reimburse the sales agents for the fees and disbursements of their legal counsel in an amount not to exceed $40,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to JonesTrading and D.A. Davidson under the Sales Agreement, will be approximately $90,000, including expenses we incurred in connection with sales of our common stock under the Sales Agreement prior to the date of this prospectus supplement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

        Each sales agent will provide written confirmation to us following the close of trading on The Nasdaq Global Market on each day on which common stock is sold through it as sales agents under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agents on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

        In any quarter in which shares of common stock are sold through JonesTrading or D.A. Davidson under the Sales Agreement, we will report the number of shares of common stock sold, the net proceeds to us and the compensation paid by us to JonesTrading and D.A. Davidson in connection with the sales of common stock.

        Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        In connection with the sales of our common stock on our behalf, each sales agent will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to each sales agent will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to JonesTrading and D.A. Davidson against certain liabilities, including liabilities under the Securities Act. As sales agents, neither JonesTrading nor D.A. Davidson will engage in any transactions that stabilize our common stock.

        JonesTrading, D.A. Davidson and/or each of their respective affiliates may in the future provide various investment banking and other financial services for us for which services they would receive customary fees.

        Our common stock is listed on The Nasdaq Global Market and trades under the symbol "OSTK." The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., 150 Royall Street, Canton, Massachusetts 02021.

VALIDITY OF THE SECURITIES

        The validity of the shares of common stock being offered by this prospectus supplement has been passed upon for us by Bryan Cave Leighton Paisner LLP, St. Louis, Missouri. Duane Morris LLP, New York, New York is counsel for the sales agents in connection with this offering.

EXPERTS

        The consolidated financial statements and financial statement schedule II of Overstock.com, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), and related amendments.

        The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for revenue from contracts with customers as of January 1, 2018 due to the adoption of FASB ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC's Internet site at www.sec.gov. In addition, since our securities are listed on The Nasdaq Global Market, you can read our SEC filings at The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. Our annual, quarterly and current reports and amendments to those reports are also available over the Internet at our website at www.overstock.com. All internet addresses provided in this prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our Internet site, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement.

        We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. The registration statement and the documents referred to below under "Information Incorporated by Reference" are also available on our Internet website at www.overstock.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 13, 2020, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders filed on March 31, 2020;

  •
  Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed on May 7, 2020;

  •
  Current Reports on Form 8-K, but only to the extent that the information set forth therein is "filed" rather than "furnished" under the SEC's rules, filed on February 19, 2020, February 19, 2020, March 12, 2020, March 13, 2020, March 18, 2020, April 7, 2020, April 10, 2020, April 17, 2020, May 15, 2020 and June 15, 2020; and

  •
  The description of our common stock contained in the Registration Statement on Form 8-A relating thereto filed on May 6, 2002, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

        We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus supplement. Requests for such documents should be directed to:

        Overstock.com, Inc.
799 West Coliseum Way
Midvale, Utah 84047
Attn: Investor Relations
(801) 947-3100

        You may also access the documents incorporated by reference in this prospectus supplement through our website at www.overstock.com. No information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities
Units

        We may offer and sell the securities listed above, or any combination thereof, from time to time in one or more offerings, at prices and on terms determined at the time of any such offering. In addition, any selling stockholder may offer and sell shares of common stock from time to time.

        Specific terms of the securities offered will be provided in one or more supplements to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the related prospectus supplement and any related free writing prospectus prepared by us or on our behalf carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

        Our common stock is listed on The Nasdaq Global Market under the symbol "OSTK."

        Investing in our securities involves significant risks. See "Risk Factors" on page 1 of this prospectus and in any applicable prospectus supplement or free writing prospectus and in the "Risk Factors" section of our filings with the Securities and Exchange Commission before investing in any securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Using this process, we may offer any combination of securities in one or more offerings, and any selling stockholders may offer common stock in one or more offerings. This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a free writing prospectus, that will describe the specific terms of the offering. The prospectus supplement and any free writing prospectus may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any such prospectus supplement and/or free writing prospectus, the information in such prospectus supplement and/or free writing prospectus supersedes the information in this prospectus. Please carefully read this prospectus, the prospectus supplement and any free writing prospectus, in addition to the information contained in the documents we refer to under the headings "Where You Can Find More Information" and "Information Incorporated by Reference."

        We have provided you only the information contained in this prospectus, any accompanying prospectus supplement or free-writing prospectus and the documents we have incorporated by reference in this prospectus issued or authorized by us. We have not authorized anyone to provide you with different information. We do not take responsibility for, or provide assurance as to the reliability of, other information that others may give you. Neither this prospectus nor any prospectus supplement or free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

        You should read the entire prospectus, and any prospectus supplement and/or free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement and/or free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement and/or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

        As used in this prospectus, "we," "us," "Overstock," "Overstock.com," "our," "our company" and "the Company" refer to Overstock.com, Inc., a Delaware corporation, and do not include its consolidated subsidiaries.

ii

ABOUT OVERSTOCK.COM, INC.

        We are an online retailer and advancer of blockchain technology. Through our online retail business, we offer a broad range of price-competitive products, including furniture, home decor, bedding and bath, and housewares, among other products. We sell our products and services through our Internet websites located at www.overstock.com, www.o.co and www.o.biz (referred to collectively as the "Website"). We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website or incorporate information from our website into this prospectus.

        In late 2014, we began working on initiatives to develop and advance blockchain technology. Those initiatives are housed within Medici Ventures, Inc., our wholly owned subsidiary (referred to collectively as the "Medici Ventures Initiatives"). We are also pursuing initiatives to develop and commercialize financial applications of blockchain technologies through our majority-owned subsidiary tZERO Group, Inc. ("tZERO") (referred to collectively as the "tZero Initiatives").

        We were reincorporated in Delaware in 2002. Our principal executive offices are located at, and our mailing address is, 799 W. Coliseum Way, Midvale, UT 84047, and our telephone number is (801) 947-3100.

        Our common stock trades on The Nasdaq Global Market under the symbol "OSTK".

        O®, Overstock.com®, O.com®, Club O®, Main Street Revolution®, and Worldstock® are registered trademarks and service marks of Overstock.com, Inc., and tZERO and tZERO.com are trademarks and service marks of tZERO. Any third party trademarks, service marks, brand names, and trade names referred to in this prospectus and any documents incorporated by reference into this prospectus are the property of their respective owners and any use thereof in this prospectus does not imply any affiliation with or endorsement of or by such third parties. Solely for convenience, trademarks, service marks, brand names, and trade names referred to in this prospectus supplement may appear with or without the ® or TM symbols, but use (or omission) of such symbols are not intended to limit in any way our rights in and to these trademarks, service marks, brand names, and trade names.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement and/or free writing prospectus. You should also consider the risks, uncertainties and assumptions discussed in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings we make with the SEC that are incorporated herein by reference. These reports may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement and/or free writing prospectus related to a particular offering. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. See "Information Incorporated by Reference" and "Forward-Looking Statements."

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and/or free writing prospectus and the information incorporated by reference in this prospectus and any prospectus supplement contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "anticipate," "expect," "believe," "goal," "plan," "intend,"

"estimate," "may," "will," and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled "Risk Factors" set forth above.

        This prospectus, any prospectus supplement and/or free writing prospectus and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management's current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that may cause actual results to vary materially from those projected in the forward-looking statements.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

        Unless otherwise indicated in any prospectus supplement and/or free writing prospectus accompanying this prospectus, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, funding the repayment or redemption of outstanding debt, dividend payments, share repurchases, investments in or extensions of credit to our subsidiaries, other corporate expenses, acquisitions of complementary products, technologies or businesses and to pursue our tZERO Initiatives and Medici Ventures Initiatives. The prospectus supplement and/or any free writing prospectus with respect to an offering of securities may identify different or additional uses of proceeds for that offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated needs of our business. As a result, unless otherwise indicated in any prospectus supplement and/or any free writing prospectus relating to an offering, our management will have broad discretion to allocate the net proceeds of the offering. Except as otherwise stated in any prospectus supplement and/or any free writing prospectus relating to an offering, pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade instruments, demand deposit bank accounts, U.S. Treasuries or other short term cash equivalents.

        We will not receive any of the proceeds of the sale by any selling stockholder of any securities covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

        We may offer from time to time, in one or more offerings, shares of our common stock and preferred stock as described herein. The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. Under our amended and restated certificate of incorporation, our board of directors is authorized to issue such preferred stock in one or more series, with such voting powers, full or limited or none, designations, preferences and relative, participating, optional and other or special rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. As of the date hereof, all 5,000,000 authorized shares of preferred stock have been so designated, with 4,630,000 shares having been designated as Digital Voting Series A-1 Preferred Stock (the "Series A-1 Preferred") and 370,000 shares having been designated as Voting Series B Preferred Stock (the "Series B Preferred"). Accordingly, the approval of both our board of directors and our stockholders would be required in order to amend our amended and restated certificate of incorporation to increase the number of authorized shares of preferred stock and to designate and/or issue one or more additional series of preferred stock in the future. Our board of directors may cause us to issue additional shares of our authorized but unissued shares of common stock, except as required by the listing standards of the Nasdaq Global Market. Our capacity to issue additional shares of common stock, Series A-1 Preferred and Series B Preferred is described below under "—Common Stock" and "—Preferred Stock" below.

        The following is a summary of the material provisions of our common stock and preferred stock provided for in our amended and restated certificate of incorporation and amended and restated bylaws, each as amended to date. For additional detail about our capital stock, please refer to our amended and restated certificate of incorporation and amended and restated bylaws, including our amended and restated certificates of designations of our Series A-1 Preferred and of our Series B Preferred (the "Series A-1 Certificate of Designation" and the "Series B Certificate of Designation," respectively).

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Our amended and restated certificate of incorporation prohibits cumulative voting. The election of directors shall be decided by a plurality vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. With respect to matters other than the election of directors, if a quorum is present, the affirmative vote of a majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by law, by our amended and restated certificate of incorporation or by our amended and restated bylaws. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Our amended and restated certificate of incorporation prohibits stockholders from taking action by written consent in lieu of a meeting.

        Subject to any preferential rights of holders of any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably any dividends or other distributions that may be declared from time to time by the board of directors out of funds legally available therefor. We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings for future growth and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board of directors deems relevant. In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our assets remaining after the payment of liabilities, subject to prior distribution rights of holders of any shares of preferred stock then outstanding.

        Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable and the shares of our common stock offered under this registration statement will be fully paid and non-assessable when issued. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of our outstanding preferred stock and, subject to the receipt of stockholder approval described below, of any series of preferred stock that we may designate and/or issue in the future.

        As of June 25, 2020, 40,379,327 shares of common stock were outstanding. As of June 25, 2020, we had outstanding restricted stock unit awards covering 741,441 shares of common stock under our 2005 Equity Incentive Plan, and had reserved an additional 1,925,740 shares of common stock for future option and restricted stock unit grants and we had no options outstanding. The restricted stock units generally vest over three year periods at varying rates and are subject to the holder's continuing service.

Preferred Stock

        All authorized shares of preferred stock have been designated to either Series A-1 Preferred or Series B Preferred. The following description of our preferred stock is qualified in its entirety by reference to our amended and restated certificate of incorporation, the Series A-1 Certificate of Designation and the Series B Certificate of Designation. Stockholder approval to amend our amended and restated certificate of incorporation would be required to increase the number of authorized shares of preferred stock, and to designate and/or issue one or more additional series of preferred stock in the future. If approved, the effects of issuing preferred stock could include one or more of the following:

  •
  restricting dividends on the common stock;

  •
  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; or

  •
  delaying or preventing changes in control or management of our company.

Our Authorized Series A-1 Preferred

        As of the date hereof, 4,630,000 shares of the Company's preferred stock have been designated as Series A-1 Preferred. As of June 25, 2020, 4,203,576 shares of Series A-1 Preferred were issued and outstanding.

        All of the outstanding shares of the Series A-1 Preferred have been fully paid and are non-assessable and the shares of our Series A-1 Preferred offered under this registration statement will be fully paid and non-assessable when issued. Holders of Series A-1 Preferred have no preemptive or preferential or other rights to purchase or subscribe for any of the Company's stock, obligations, warrants or other securities.

  Rank

        Shares of the Series A-1 Preferred rank equally with the Series B Preferred, senior to our common stock with respect to dividends and equal to our common stock with respect to the distribution of our assets upon the liquidation, dissolution and winding up of the Company. In addition, the Series A-1 Preferred and the Series B Preferred, with respect to rights upon our liquidation, winding up or dissolution, are structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

  Dividends

        Holders of Series A-1 Preferred are entitled to an annual cash dividend equal to $0.16 per share, in preference to any dividend payment to the holders of our common stock, out of funds of the Company legally available for payment of dividends and subject to declaration by our board of directors. However, there is no assurance of any payment of any dividends on the Series A-1 Preferred. We have no obligation to pay any dividends to the holders of Series A-1 Preferred unless (and only to the extent that) our board of directors approves and declares dividend payments to the holders of Series A-1 Preferred or we pay a dividend to the holders of our common stock. Dividends on the Series A-1 Preferred are cumulative. If declared, dividends are paid to holders of record on a date selected by our board of directors in its sole discretion. Dividends not paid accumulate annually on December 15 of each year, whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of dividends and whether or not dividends are declared on the Series A-1 Preferred, and are entitled to be paid prior to any dividend to the holders of our common stock. Dividends on the Series A-1 Preferred and the Series B Preferred are paid equally with one another.

        In addition to its preferential dividend rights, the Series A-1 Preferred is also entitled to participate in any dividend paid to the holders of our common stock, subject to the limitations set forth in the Series A-1 Certificate of Designation. If the record date for any dividend to the holders of our common stock occurs while shares of Series A-1 Preferred are outstanding, the holders of Series A-1 Preferred outstanding on the record date are entitled to the same amount per share of Series A-1 Preferred as is paid per share of common stock.

  Redemption

        The Series A-1 Preferred is not subject to redemption at our option.

  No Conversion or Exchange Rights; Potential Conversion of Series A-1 Preferred

        Holders of the Series A-1 Preferred do not have any right to convert their shares into any other security or to exchange their shares for any other security, including our common stock. However, the Series A-1 Certificate of Designation grants us the right to cause the conversion of the outstanding shares of Series A-1 Preferred into shares of Series B Preferred at any time. Currently, there are 370,000 authorized shares of Series B Preferred, which is not enough authorized shares of Series B Preferred to permit conversion of the Series A-1 Preferred into Series B Preferred. However, our board of directors could seek stockholder approval to increase the authorized number of shares of preferred stock in an amount that would permit our board of directors to increase the authorized number of shares of Series B Preferred to permit conversion of the Series A-1 Preferred into Series B Preferred, and then we would have the ability to exercise our conversion right. In any such conversion, each outstanding share of Series A-1 Preferred would be converted into one share of Series B Preferred. If there is a dividend arrearage on the Series A-1 Preferred and there is not an equal per share dividend arrearage on the Series B Preferred, we will make such dividend payment on the Series A-1 Preferred or on the Series B Preferred as may be necessary in order to equalize such per share difference in such dividend arrearages prior to effecting any such conversion. Subject to such per share dividend arrearage equalization, if there is a dividend arrearage on the Series A-1 Preferred at the time of any conversion of the Series A-1 Preferred into Series B Preferred, the shares of Series B Preferred issued upon the conversion shall be deemed to be subject to the same dividend arrearage as all other then outstanding shares of Series B Preferred.

        If we were to cause the conversion of the outstanding shares of Series A-1 Preferred into shares of Series B Preferred at a time when the Series B Preferred were trading at a price lower than the trading price of the Series A-1 Preferred, holders of the Series A-1 Preferred would likely experience an immediate and potentially material decrease in the market value of the Series A-1 Preferred shares they hold and of the Series B Preferred shares they would receive upon the conversion.

  No Liquidation Preference

        In the event of any liquidation, dissolution or winding up of the Company, any amounts remaining available for distribution to stockholders after payment of all liabilities of the Company will be distributed equally among the holders of common stock, the holders of Series A-1 Preferred and the holders of Series B Preferred, with each share of Series A-1 Preferred and each share of Series B Preferred being treated as though it were a share of our common stock. Neither holders of Series A-1 Preferred nor holders of Series B Preferred will have any preference over the holders of our common stock on any liquidation, dissolution or winding up of the Company. The holders of Series A-1 Preferred will rank equally with the holders of Series B Preferred.

  Voting Rights

        The holders of shares of Series A-1 Preferred vote together with the shares of common stock and the shares of Series B Preferred (and not as a separate class), except as required by law or the Series A-1 Certificate of Designation. Each Series A-1 Preferred holder is entitled to one vote for each share of Series A-1 Preferred held on the record date for a vote. If an amendment requiring stockholder approval is proposed to our amended and restated certificate of incorporation, the holders of the Series A-1 Preferred and the holders of the Series B Preferred vote together with the holders of the common stock as a single class, but neither the holders of the Series A-1 Preferred nor the holders of the Series B Preferred is entitled to a class vote on the amendment, unless the proposed amendment would increase or decrease the number of shares of Series A-1 Preferred or Series B Preferred, respectively, or adversely affect the special rights, preferences, privileges and voting powers of the Series A-1 Preferred or Series B Preferred, respectively. The holders of the Series A-1 Preferred and the Series B Preferred, voting together as a class, are also entitled to vote on an amendment to our amended and restated certificate of incorporation increasing or decreasing the authorized number of shares of preferred stock.

  Treatment in Merger

        If the Company is party to any merger or consolidation in which common stock is changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property (or a right to receive the foregoing), the Company will use all commercially reasonable efforts to make provision so that each outstanding share of Series A-1 Preferred shall be treated as if such share were an additional outstanding share of common stock in connection with any such transaction. No assurance can be given, however, that the Company's efforts will be successful. Further, the Company could be involved in transactions other than a merger or consolidation, such as a tender offer by the Company or a third party, in which common stock might be changed into or exchanged for stock or other securities of another person (or the Company) or cash or any other property (or a right to receive the foregoing) in which the outstanding shares of Series A-1 Preferred would not be treated as if such shares were additional outstanding shares of common stock.

  Limited Anti-dilution Adjustments; No Price Protection

        The Series A-1 Preferred will not be adjusted and no additional shares of Series A-1 Preferred will be issued solely as a result of any future change to or affecting our common stock, except that we will use reasonable efforts to make a corresponding pro rata adjustment to the Series A-1 Preferred if we effect any stock dividend, stock split or combination of our common stock.

  No Sinking Fund

        There is no sinking fund for the Series A-1 Preferred.

  Transfer Restrictions

        The Series A-1 Preferred cannot be sold except through an alternative trading system operated by tZERO ATS, LLC, our majority owned subsidiary and a broker-dealer registered with the SEC; provided, however, that our board of directors may change, at any time and for any reason, the alternative trading system, trading market or other trading venue on which the Series A-1 Preferred may be sold and may approve other or additional alternative trading systems, trading markets or other trading venues on which the Series A-1 Preferred may be sold. The Series A-1 Certificate of Designation defines "sold" to mean any transaction that constitutes a "sale" for purposes of the Securities Act, from time to time, other than (i) any transfer of shares of Series A-1 Preferred pursuant to a divorce decree or order or (ii) any other transaction or classes of transactions approved by our board of directors. Further, these restrictions do not prohibit either The Depository Trust Company ("DTC") or Cede & Co., as DTC's nominee, from recording on its books and records any transfer of shares of the Series A-1 Preferred through the systems of, and in accordance with the rules of, DTC. The reflection of any transaction on the books and records of DTC or Cede & Co. shall not in any way relieve any DTC participant (or any person who may hold shares of Series A-1 Preferred through a DTC participant) from complying with the transfer restrictions in the Series A-1 Certificate of Designation.

  Our Authorized Series B Preferred

        As of the date hereof, 370,000 shares of the Company's preferred stock have been designated as Series B Preferred. As of June 25, 2020, 356,713 shares of Series B Preferred were outstanding.

        All outstanding shares of Series B Preferred have been fully paid and are non-assessable and the shares of our Series B Preferred offered under this registration statement will be fully paid and non-assessable when issued. Holders of Series B Preferred have no preemptive or preferential or other rights to purchase or subscribe for any of the Company's stock, obligations, warrants or other securities.

  Rank

        Shares of the Series B Preferred rank equally with the Series A-1 Preferred, senior to our common stock with respect to dividends and equal to our common stock with respect to the distribution of our assets upon the liquidation, dissolution and winding up of the Company. In addition, the Series B Preferred and the Series A-1 Preferred, with respect to rights upon our liquidation, winding up or dissolution, are structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

  Dividends

        Holders of Series B Preferred are entitled to an annual cash dividend at the annual rate of 1% multiplied by $15.68, in preference to any dividend payment to the holders of our common stock, out of funds of the Company legally available for payment of dividends and subject to declaration by our board of directors. However, there is no assurance of any payment of any dividends on the Series B Preferred. We have no obligation to pay any dividends to the holders of Series B Preferred unless (and only to the extent that) our board of directors approves and declares dividend payments to the holders of Series B Preferred or we pay a dividend to the holders of our common stock. Dividends on the

Series B Preferred are cumulative. If declared, dividends are paid to holders of record on a date selected by our board of directors in its sole discretion. Dividends not paid accumulate annually on December 15 of each year, whether or not the Company has earnings or profits and whether or not there are funds legally available for the payment of dividends, and are entitled to be paid prior to any dividend to the holders of our common stock. Dividends on the Series B Preferred and the Series A-1 Preferred are paid equally with one another.

        In addition to its preferential dividend rights, the Series B Preferred is also entitled to participate in any dividend paid to the holders of our common stock, subject to the limitations set forth in Series B Certificate of Designation. If the record date for any dividend to the holders of our common stock occurs while shares of Series B Preferred are outstanding, the holders of Series B Preferred outstanding on the record date are entitled to the same amount per share of Series B Preferred as is paid per share of common stock.

  Redemption

        The Series B Preferred is not subject to redemption at our option.

  No Conversion

        Holders of the Series B Preferred will not have any right to convert their shares into any other security or to exchange their shares for any other security, including our common stock.

  No Liquidation Preference

        In the event of any liquidation, dissolution or winding up of the Company, any amounts remaining available for distribution to stockholders after payment of all liabilities of the Company will be distributed equally among the holders of common stock, the holders of Series B Preferred and the holders of Series A-1 Preferred, with each share of Series B Preferred and each share of Series A-1 Preferred being treated as though it were a share of our common stock. Neither holders of Series B Preferred nor holders of Series A-1 Preferred will have any preference over the holders of our common stock on any liquidation, dissolution or winding up of the Company. The holders of Series A-1 Preferred rank equally with the holders of Series B Preferred.

  Voting Rights

        The holders of shares of Series B Preferred vote together with the shares of common stock and the shares of Series A-1 Preferred (and not as a separate class), except as required by law or the Series B Certificate of Designation. Each Series B Preferred holder is entitled to one vote for each share of Series B Preferred held on the record date for a vote. If an amendment requiring stockholder approval is proposed to our amended and restated certificate of incorporation, the holders of the Series B Preferred and the holders of the Series A-1 Preferred vote together with the holders of the common stock as a single class, but neither the holders of the Series A-1 Preferred nor the holders of the Series B Preferred is entitled to a class vote on the amendment, unless the proposed amendment would increase or decrease the number of shares of Series B Preferred or Series A-1 Preferred, respectively, or adversely affect the special rights, preferences, privileges and voting powers of the Series A-1 Preferred or Series B Preferred, respectively. The holders of the Series B Preferred and the Series A-1 Preferred, voting together as a class, are also entitled to vote on an amendment to our amended and restated certificate of incorporation increasing or decreasing the authorized number of shares of preferred stock.

  Treatment in Merger

        If the Company is party to any merger or consolidation in which common stock is changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property (or a right to receive the foregoing), the Company will use all commercially reasonable efforts to make provision so that each outstanding share of Series B Preferred shall be treated as if such share were an additional outstanding share of common stock in connection with any such transaction. No assurance can be given, however, that the Company's efforts will be successful. Further, the Company could be involved in transactions other than a merger or consolidation, such as a tender offer by the Company or a third party, in which common stock might be changed into or exchanged for stock or other securities of another person (or the Company) or cash or any other property (or a right to receive the foregoing) in which the outstanding shares of Series B Preferred would not be treated as if such shares were additional outstanding shares of common stock.

  Limited Anti-dilution Adjustments; No Price Protection

        The Series B Preferred will not be adjusted and no additional shares of Series B Preferred will be issued solely as a result of any future change to or affecting our common stock, except that we will use reasonable efforts to make a corresponding pro rata adjustment to the Series B Preferred if we effect any stock dividend, stock split or combination of our common stock.

  No Sinking Fund

        There is no sinking fund for the Series B Preferred.

Anti-Takeover Effects of Certain Provisions of Delaware Law

        Provisions of Delaware law and of our amended and restated certificate of incorporation and amended and restated bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unsolicited proposal would outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unsolicited proposal could result in terms more favorable to our stockholders.

        We are subject to Section 203 of the General Corporation Law of the State of Delaware (the "DGCL"), an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time the person became an interested stockholder, unless:

  •
  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, an "interested stockholder" is a person who owns or, in certain circumstances, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.

        This summary of the provisions of Section 203 of the DGCL does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and the DGCL.

Anti-Takeover Effects of Certain Provisions of Our Charter Documents

        Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions among other things:

  •
  permit the board of directors to establish the number of directors;

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  provide that only one-third of our board of directors is elected at each of our annual meetings of stockholders (and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors);

  •
  provide that directors may be removed by the affirmative vote of the holders of the outstanding shares of common stock only for cause;

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  If holders of our capital stock approved additional authorized shares of preferred stock, authorize the issuance of "blank check" preferred stock that our board of directors could use to implement a stockholder rights plan (also known as a "poison pill");

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  provide that any vacancies on the board of directors shall be filled by the remaining directors;

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  prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

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  provide that the board of directors is expressly authorized to make, alter or repeal our amended and restated bylaws;

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  establish advance notice requirements, including specific requirements as to the timing, form and content of a stockholder's notice, for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;

  •
  provide that special meetings of our stockholders may be called only by the board of directors, the chairman of the board of directors, the chief executive officer, or the president; and

  •
  provide that stockholders are permitted to amend the amended and restated bylaws only with the approval of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of outstanding capital stock entitled to vote at an election of directors.

        In addition, our amended and restated certificate of incorporation and our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, a state court located within the state of Delaware (or if no such state court shall have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers or other employees pursuant to the DGCL, the amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock, Series A-1 Preferred and Series B Preferred is Computershare Trust Company, N.A. Its address is 150 Royall Street, Canton, MA 02021.

Listing

        Our common stock is listed on the Nasdaq Global Market under the trading symbol "OSTK." The Series A-1 Preferred and Series B Preferred are not listed on any national market or other recognized securities exchange or any automated dealer quotation system or other recognized trading market.

DESCRIPTION OF THE DEPOSITARY SHARES

General

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock, assuming that we have sufficient designated but unissued shares of preferred stock available under our amended and restated certificate of incorporation. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our amended and restated certificate of incorporation and the certificate of designations that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

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  the initial deposit of the preferred stock;

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  the initial issuance of the depositary shares;

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  any redemption of the preferred stock; and

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  all withdrawals of preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

  •
  withhold dividends and distributions; and

  •
  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

  •
  written advice of counsel or accountants;

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  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  •
  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $100,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS

General

        We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Unless otherwise provided in the prospectus supplement relating to a particular issue of warrants, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete, and is subject to modification in any prospectus supplement for any issuance of warrants. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

  •
  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

  •
  the dates on which the right to exercise the debt warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the debt warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the debt warrants upon a change in control or similar event; and

  •
  any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

        The prospectus supplement relating to a particular series of warrants to purchase our common stock, preferred stock or depositary shares will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of warrants;

  •
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control or similar event; and

  •
  any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants, as such, will not be entitled:

  •
  to vote, consent or receive dividends;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders.

DESCRIPTION OF THE DEBT SECURITIES

        We may offer from time to time, in one or more offerings, our debt securities as described herein. The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

        The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. In this description of the debt securities, the words "we," "us," or "our" refer only to Overstock.com, Inc. and not to any of our subsidiaries, unless we expressly state otherwise or the context otherwise requires.

        The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

        We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

        The prospectus supplement relating to a particular series of debt securities will set forth:

  •
  whether the debt securities are senior or subordinated;

  •
  the offering price;

  •
  the title;

  •
  any limit on the aggregate principal amount;

  •
  the person who will be entitled to receive interest, if other than the record holder on the record date;

  •
  the date or dates the principal will be payable;

  •
  the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

  •
  the place where payments may be made;

  •
  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

  •
  if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities will be issuable;

  •
  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

  •
  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

  •
  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

  •
  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

  •
  if applicable, whether the debt securities will be subject to the defeasance provisions described below under "Satisfaction and Discharge; Defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

  •
  any conversion or exchange provisions;

  •
  whether the debt securities will be issuable in the form of a global security;

  •
  any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated Debt Securities;"

  •
  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

  •
  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

  •
  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

  •
  any provisions granting special rights to holders when a specified event occurs;

  •
  any special tax provisions that apply to the debt securities;

  •
  with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

  •
  any and all additional, eliminated or changed terms that will apply to the debt securities; and

  •
  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The material U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any partial redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.

        However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary and we do not appoint another institution to act as depositary within 90 days;

  •
  an event of default is continuing with respect to the debt securities of the applicable series; or

  •
  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

  •
  entitled to have the debt securities registered in their names;

  •
  entitled to physical delivery of certificated debt securities; or

  •
  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agents

        Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

  •
  10 business days prior to the date the money would be turned over to the applicable state; or

  •
  at the end of two years after such payment was due,

will be repaid to us thereafter, and the holder may then look only to us for such payment.

No Protection in the Event of a Change of Control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than one of our subsidiaries), unless:

  •
  the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

  •
  the successor entity assumes our obligations on the debt securities and under the indentures;

  •
  immediately after giving effect to the transaction, no default or event of default has occurred and is continuing; and

  •
  certain other conditions specified in the indenture are met.

Events of Default

        Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

  •
  we fail to pay principal or the redemption price of or any premium on any debt security of that series when due;

  •
  we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

  •
  we fail to deposit any sinking fund payment when due;

  •
  we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

  •
  certain events involving our bankruptcy, insolvency or reorganization.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in the last bullet point above, occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        Unless we indicate otherwise in a prospectus supplement, if an event of default described in the last bullet point above occurs, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

        Notwithstanding the foregoing, we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled "Reports" below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call "additional interest." If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and will be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. If we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

        If we elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

  •
  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed above.

        We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

        Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment.

        We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

  •
  evidencing the succession of another person to Overstock.com, Inc., or successive successions, and the assumption by any such successor of the covenants of Overstock.com, Inc. in the indentures in compliance with Article 8 of the indentures;

  •
  adding covenants or events of default;

  •
  making certain changes to facilitate the issuance of the debt securities;

  •
  adding to, changing or eliminating any of the provisions of the indentures or more series of debt securities, provided that any such addition, change or elimination (A) will neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such debt security with respect to such provision or (B) will become effective only when there is no such debt security outstanding;

  •
  securing the debt securities;

  •
  providing for a successor trustee or additional trustees;

  •
  conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;

  •
  curing any ambiguity, defect or inconsistency; provided that such action does not adversely affect the interest of the holders in any material respect;

  •
  permitting or facilitating the defeasance and discharge of the debt securities;

  •
  making such other provisions in regard to matters or questions arising under the indentures or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

  •
  complying with requirements of the SEC in order to effect or maintain the qualifications of the indentures under the Trust Indenture Act.

        However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

  •
  reduce the principal, premium, if any, or interest rate on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the place of payment or the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

  •
  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

  •
  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

  •
  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

        With respect to debt securities of any series that are denominated in a currency other than United States dollars, "foreign government obligations" means:

  •
  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

        The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed with the trustee within 15 days after the same are filed with the SEC; however, documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with or furnished to the SEC.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees or Stockholders

        No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

        The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

        The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

        The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

        In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

        In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

        We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

        Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

  •
  a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

  •
  any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

        We will resume payments on the subordinated debt securities:

  •
  in case of a payment default, when the default is cured or waived or ceases to exist, and

  •
  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

        No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee will be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

        The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled "Satisfaction and Discharge; Defeasance," if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

        If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

        Senior debt securities will constitute senior debt under the subordinated indenture.

        Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

        "Designated senior debt" means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness will be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

        "Indebtedness" means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

  •
  our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

  •
  all of our obligations for money borrowed;

  •
  all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

  •
  our obligations:

  •
  as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

    •
    as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

  •
  all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

  •
  all of our obligations with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

  •
  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

  •
  all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

  •
  renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

        "Senior debt" means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt does not include:

  •
  any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it will not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or "junior" to the subordinated debt securities; or

  •
  debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

        "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, "voting stock" means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE UNITS

        We may issue units consisting of one or more classes of securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The summary of terms of the units contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of units. The prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities composing the units, including whether and under what circumstances the securities composing the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  whether the units if issued as a separate security will be issued in fully registered or global form.

        The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC and will be available as described under the heading "Where You Can Find More Information."

SELLING STOCKHOLDERS

        Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

        We and any selling stockholder (including any selling stockholder's transferees, assignees or other successors-in-interest) may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, including at-the-market offerings as defined in Rule 415(a)(4) under the Securities Act, at prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information to the extent applicable:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        We may also issue the securities as a dividend or distribution or in a subscription rights offering to our stockholders. Any such dividend, distribution or subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of the dividend, distribution or subscription rights, including the terms of the dividend, distribution or subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the dividend, distribution or subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock or preferred stock through the issuance of a dividend, distribution or subscription rights.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We and the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Sales through agents may be made in at-the-market offerings as defined in Rule 415(a)(4) under the Securities Act or otherwise. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or any selling stockholder. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable efforts to solicit purchases for the period of its appointment.

        We and the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

        If the prospectus supplement indicates, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We, the selling stockholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or the selling stockholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, any selling stockholder, or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Any such matters will be described in the applicable prospectus supplement.

        Upon completion of such an electronic auction process, securities may be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders may be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Unless otherwise stated in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Bryan Cave Leighton Paisner LLP. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

        The consolidated financial statements and financial statement schedule II of Overstock.com, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), and related amendments.

        The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for revenue from contracts with customers as of January 1, 2018 due to the adoption of FASB ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC's Internet site at www.sec.gov. In addition, since our securities are listed on The Nasdaq Global Market, you can read our SEC filings at The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. Our annual, quarterly and current reports and amendments to those reports are also available over the Internet at our website at www.overstock.com. All internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our Internet site, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus.

        We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. The registration statement and the documents referred to below under "Information Incorporated by Reference" are also available on our Internet website at www.overstock.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement and/or free writing prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 13, 2020, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders filed on March 31, 2020;

  •
  Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed on May 7, 2020;

  •
  Current Reports on Form 8-K, but only to the extent that the information set forth therein is "filed" rather than "furnished" under the SEC's rules, filed on February 19, 2020, February 19, 2020, March 12, 2020, March 13, 2020, March 18, 2020, April 7, 2020, April 10, 2020, April 17, 2020, May 15, 2020 and June 15, 2020; and

  •
  The description of our common stock contained in the Registration Statement on Form 8-A relating thereto filed on May 6, 2002, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Overstock.com, Inc.
799 West Coliseum Way
Midvale, Utah 84047
Attn: Investor Relations
(801) 947-3100

        You may also access the documents incorporated by reference in this prospectus through our website at www.overstock.com. No information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

$150,000,000

Common Stock

PROSPECTUS SUPPLEMENT

JonesTrading	D.A. Davidson & Co.

June 26, 2020